Exhibit 99.1

FOR IMMEDIATE RELEASE

DICK’S Sporting Goods Reports Second Quarter Results

•	Consolidated non-GAAP earnings per diluted share increased to $0.71 in the second quarter of 2013 from $0.65 per diluted share in the second quarter of 2012

•	Board authorizes quarterly dividend of $0.125 per share

 PITTSBURGH, Pa., August 20, 2013 - DICK'S Sporting Goods, Inc. (NYSE: DKS), the largest U.S.-based full-line sporting goods retailer, today reported sales and earnings results for the second quarter ended August 3, 2013.

Second Quarter Results

The Company reported consolidated non-GAAP net income for the second quarter ended August 3, 2013 of $88.9 million, or $0.71 per diluted share, excluding an asset impairment charge, compared to the Company’s expectations provided on May 21, 2013 of $0.75 to 0.77 per diluted share. For the second quarter ended July 28, 2012, the Company reported consolidated non-GAAP net income of $81.3 million, or $0.65 per diluted share, excluding an impairment charge related to the Company's investment in JJB Sports.

On a GAAP basis, the Company reported consolidated net income for the second quarter ended August 3, 2013 of $84.2 million, or $0.67 per diluted share. For the second quarter ended July 28, 2012, the Company reported consolidated net income of $53.7 million, or $0.43 per diluted share. The GAAP to non-GAAP reconciliations are included in a table later in the release under the heading “Non-GAAP Net Income and Earnings Per Share Reconciliations.”

Net sales for the second quarter of 2013 increased 6.6% to $1.5 billion. Adjusted for the shifted calendar due to the 53rd week in 2012, consolidated same store sales decreased 0.4%, compared to the Company's guidance of an approximate 2 to 3% increase. Second quarter 2012 consolidated same store sales increased 3.8%. Shifted same store sales in the second quarter of 2013 for DICK'S Sporting Goods increased 0.1% while Golf Galaxy decreased 6.1%.

Unshifted consolidated same store sales increased 1.2%, compared to the Company's guidance of an approximate 3.5 to 4.5% increase. Unshifted same store sales in the second quarter of 2013 for DICK'S Sporting Goods increased 1.9% while Golf Galaxy decreased 7.2%. eCommerce penetration was 5.6% of total sales.

“Our second quarter results were below our guidance as a sluggish consumer environment along with higher levels of precipitation and cooler temperatures contributed to a decrease in traffic, resulting in lower than expected same store sales,” said Edward W. Stack, Chairman and CEO. “Despite these challenges in the second quarter, we were able to generate record non-GAAP earnings per share.”
Mr. Stack continued, “We are revising our full year guidance to a range of $2.60 to $2.65 per share, primarily due to lower sales expectations for the second half of the year, which are a result of our belief that consumers will remain relatively cautious. In order to drive traffic and respond to the consumer environment we are increasing our advertising levels, enhancing the customer experience, and investing in growth categories.”
Mr. Stack concluded, “The current challenges we are facing are short-term in nature and we are actively pursuing strategies to address them. This does not change our view of the profitable long-term growth opportunities for our business.”

New Stores

In the second quarter, the Company opened seven new DICK'S Sporting Goods stores. These stores are listed in a table later in the release under the heading “Store Count and Square Footage."

As of August 3, 2013, the Company operated 527 DICK'S Sporting Goods stores in 44 states, with approximately 28.7 million square feet and 81 Golf Galaxy stores in 30 states, with approximately 1.4 million square feet.

Balance Sheet

The Company ended the second quarter of 2013 with approximately $135 million in cash and cash equivalents as compared to $350 million at the end of the second quarter of 2012. As of the end of the second quarter of 2013, the Company did not have any outstanding borrowings under its $500 million revolving credit facility. Over the course of the past twelve months, the Company utilized capital to invest in omni-channel growth, remodel stores, build a distribution center, fund shares purchased pursuant to share repurchase programs, pay a special dividend and quarterly dividends, and acquire intellectual property rights to the Field & Stream brand.

Inventory per square foot was 5.0% higher at the end of the second quarter of 2013 as compared to the end of the second quarter of 2012, while clearance inventory per square foot decreased 4.1% during the same period.

Year-to-Date Results

The Company reported consolidated non-GAAP net income for the 26 weeks ended August 3, 2013 of $149.4 million, or $1.19 per diluted share. For the 26 weeks ended July 28, 2012, the Company reported consolidated non-GAAP net income of $138.5 million, or $1.10 per diluted share.

On a GAAP basis, the Company reported consolidated net income for the 26 weeks ended August 3, 2013 of $149.0 million, or $1.18 per diluted share. For the 26 weeks ended July 28, 2012, the Company reported consolidated net income of $110.8 million, or $0.88 per diluted share.

Net sales for the first half of 2013 increased 5.4% from the first half of 2012 to $2.9 billion primarily due to the opening of new stores, partially offset by a consolidated same store sales decrease of 0.2% on an unshifted basis.

Dividend

On August 14, 2013, the Company’s Board of Directors authorized and declared a quarterly dividend in the amount of $0.125 per share on the Company’s Common Stock and Class B Common Stock. The dividend is payable in cash on September 27, 2013 to stockholders of record at the close of business on September 6, 2013.

Current 2013 Outlook

The Company’s current outlook for 2013 is based on current expectations and includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as described later in this release.  Although the Company believes that the expectations and other comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations or comments will prove to be correct.

❖	Full Year 2013 – (52 Week Year) Comparisons to Fiscal 2012 – (53 Week Year)

•
Based on an estimated 126 million diluted shares outstanding, the Company currently anticipates reporting consolidated non-GAAP earnings per diluted share of approximately $2.60 to 2.65, excluding an asset impairment charge and the partial recovery of a previously impaired asset. For the 53 weeks ended February 2, 2013, the Company reported consolidated non-GAAP earnings per diluted share of $2.53, excluding an impairment charge.  The 53rd week in fiscal 2012 contributed approximately $0.03 to earnings per diluted share.

•	Consolidated same store sales are currently expected to be approximately flat to an increase of 1% on a 52-week to 52-week comparative basis, compared to a 4.3% increase in fiscal 2012.

•
The Company expects to open approximately 40 new DICK'S Sporting Goods stores, relocate one DICK'S Sporting Goods store and complete four full and 75 partial remodels of DICK'S Sporting Goods stores in 2013. The Company also expects to open one new Golf Galaxy store and relocate one Golf Galaxy store in 2013, both of which will be in the new, larger format.

•	The Company expects to open approximately one new True Runner store and approximately two new Field & Stream stores in 2013.

❖	Third Quarter 2013

•
Based on an estimated 126 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $0.37 to 0.39 in the third quarter of 2013, compared to third quarter 2012 consolidated earnings per diluted share of $0.40.

•
Consolidated same store sales adjusted for the shifted calendar, due to the 53rd week in 2012, are currently expected to be approximately flat to an increase of 1% in the third quarter of 2013, or decrease approximately 2 to 3% on an unshifted basis, as compared to a 5.1% increase in the third quarter of 2012.

•	The Company expects to open approximately 20 new DICK'S Sporting Goods stores, relocate one DICK'S Sporting Goods store and remodel three DICK'S Sporting Goods stores in the third quarter of 2013.

•	The Company expects to open one new True Runner store and one new Field & Stream store in the third quarter of 2013.

❖	Fourth Quarter 2013

•
Based on an estimated 126 million diluted shares outstanding, the Company currently anticipates reporting consolidated earnings per diluted share of approximately $1.04 to 1.07 in the fourth quarter of 2013, compared to fourth quarter 2012 consolidated earnings per diluted share of $1.03. The 14th week in fiscal 2012 contributed approximately $0.03 to earnings per diluted share.

•
Consolidated same store sales adjusted for the shifted calendar, due to the 53rd week in 2012, are currently expected to increase approximately 3 to 4% in the fourth quarter of 2013, or approximately negative 2 to negative 1% on an unshifted basis, as compared to a 1.2% increase in the fourth quarter of 2012.

•	The Company expects to open approximately eleven new DICK'S Sporting Goods stores and remodel one DICK'S Sporting Goods store in the fourth quarter of 2013.

•	The Company expects to open approximately one new Field & Stream store in the fourth quarter of 2013.

❖	Capital Expenditures

•	In 2013, the Company anticipates capital expenditures to be approximately $299 million on a gross basis and approximately $258 million on a net basis.

Conference Call Info

The Company will host a conference call today at 10:00 a.m. Eastern Time to discuss the second quarter results.  Investors will have the opportunity to listen to the earnings conference call over the internet through the Company’s website located at http://www.dickssportinggoods.com/investors. To listen to the live call, please go to the website at least fifteen minutes early to register and download and install any necessary audio software.

In addition to the webcast, the call can be accessed by dialing (866) 652-5200 (domestic callers) or (412) 317-6060 (international callers) and requesting the “DICK'S Sporting Goods Earnings Call.”

For those who cannot listen to the live webcast, it will be archived on the Company’s website for 30 days. In addition, a dial-in replay of the call will be available. To listen to the replay, investors should dial (877) 344-7529 (domestic callers) or (412) 317-0088 (international callers) and enter confirmation code 10031652. The dial-in replay will be available for 30 days following the live call.

Forward-Looking Statements Involving Known and Unknown Risks and Uncertainties

Except for historical information contained herein, the statements in this release or otherwise made by our management in connection with the subject matter of this release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors, many of which may be beyond our control. Our future performance and financial results may differ materially from those included in any such forward-looking statements and such forward-looking statements should not be relied upon by investors as a prediction of actual results. You can identify these statements as those that may predict, forecast, indicate or imply future results, performance or advancements and by forward-looking words such as “believe”, “anticipate”, “expect”, “estimate”, “predict”, “intend”, “plan”, “project”, “goal”, “will”, “will be”, “will continue”, “will result”, “could”, “may”, “might” or other words with similar meanings. Forward-looking statements include statements regarding, among other things, our expectations for future performance, our efforts to drive traffic, our belief that current challenges are short-term and will not impact profitable long-term growth, investing in new, relocated or remodeled stores and expectations on capital expenditures.

The following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results, and could cause actual results for fiscal 2013 and beyond to differ materially from those expressed or implied in any forward-looking statements included in this release or otherwise made by our management: ongoing economic and financial uncertainties may cause a decline in consumer spending; changes in the general economic and business conditions and in the specialty retail or sporting goods industry in particular; competition in the sporting goods industry; changes in consumer demand; limitations on the availability of attractive store locations; unauthorized disclosure of sensitive or confidential customer information; risks relating to our private brand offerings; access to adequate capital; changing laws and regulations affecting our business including the regulation of firearms and ammunition; factors affecting our vendors; litigation risks; foreign trade issues and currency exchange rate fluctuations; the loss of our key executives, especially Edward W. Stack, our Chairman and Chief Executive Officer; protection of our intellectual property; disruptions with our eCommerce services provider or of our information systems; disruption at our distribution facilities; developments with sports leagues, professional athletes or sports superstars; weather and seasonality of our business; regional risks; risks associated with strategic investments or acquisitions; labor needs; risks associated with being a controlled company; our anti-takeover provisions; our current intention to issue quarterly cash dividends; and our share repurchase activity, if any.

Known and unknown risks and uncertainties are more fully described in the Company’s Annual Report on Form 10-K for the year ended February 2, 2013 as filed with the Securities and Exchange Commission (“SEC”) on March 22, 2013 and in other reports filed with the SEC.  In addition, we operate in a highly competitive and rapidly changing environment; therefore, new risk factors can arise, and it is not possible for management to predict or assess the impact of all such risk factors. Forward-looking statements included in this release are made as of the date of this release. We do not assume any obligation and do not intend to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the securities laws.

About DICK'S Sporting Goods, Inc.

DICK'S Sporting Goods, Inc. is an authentic full-line sports and fitness specialty omni-channel retailer offering a broad assortment of high quality, competitively-priced brand name sporting goods equipment, apparel and footwear in a specialty store environment. The Company also owns and operates Golf Galaxy, LLC, a golf specialty retailer.

As of August 3, 2013, the Company operated 527 DICK'S Sporting Goods stores in 44 states, 81 Golf Galaxy stores in 30 states and eCommerce websites and catalog operations for DICK'S Sporting Goods and Golf Galaxy. DICK'S Sporting Goods, Inc. news releases are available at http://www.dickssportinggoods.com/investors. The Company’s website is not part of this release.

Contact:

André J. Hawaux, EVP – Finance, Administration and Chief Financial Officer or
Anne-Marie Megela, VP – Treasury Services and Investor Relations
DICK'S Sporting Goods, Inc.
investors@dcsg.com
(724) 273-3400

###

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	13 Weeks Ended
	August 3, 2013	% of Sales (1)	July 28, 2012	% of Sales (1)

Net sales	$1,531,431	100.00%	$1,437,041	100.00%
Cost of goods sold, including occupancy and distribution costs	1,052,101	68.70	989,261	68.84

GROSS PROFIT	479,330	31.30	447,780	31.16

Selling, general and administrative expenses	336,950	22.00	310,864	21.63
Pre-opening expenses	5,285	0.35	2,276	0.16

INCOME FROM OPERATIONS	137,095	8.95	134,640	9.37

Impairment of available-for-sale investments	—	—	32,370	2.25
Interest expense	716	0.05	1,000	0.07
Other (income) expense	(1,735)	(0.11)	54	—

INCOME BEFORE INCOME TAXES	138,114	9.02	101,216	7.04

Provision for income taxes	53,951	3.52	47,553	3.31

NET INCOME	$84,163	5.50%	$53,663	3.73%

EARNINGS PER COMMON SHARE:
Basic	$0.68		$0.45
Diluted	$0.67		$0.43

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
Basic	122,901		119,928
Diluted	125,593		124,533

Cash dividend declared per share	$0.125		$0.125

(1) Column does not add due to rounding

DICK'S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(In thousands, except per share data)

	26 Weeks Ended
	August 3, 2013	% of Sales (1)	July 28, 2012	% of Sales

Net sales	$2,865,132	100.00%	$2,718,745	100.00%
Cost of goods sold, including occupancy and distribution costs	1,974,149	68.90	1,876,358	69.02

GROSS PROFIT	890,983	31.10	842,387	30.98

Selling, general and administrative expenses	649,658	22.67	606,995	22.33
Pre-opening expenses	6,614	0.23	5,017	0.18

INCOME FROM OPERATIONS	234,711	8.19	230,375	8.47

Impairment of available-for-sale investments	—	—	32,370	1.19
Interest expense	1,385	0.05	4,449	0.16
Other income	(7,940)	(0.28)	(1,811)	(0.07)

INCOME BEFORE INCOME TAXES	241,266	8.42	195,367	7.19

Provision for income taxes	92,282	3.22	84,547	3.11

NET INCOME	$148,984	5.20%	$110,820	4.08%

EARNINGS PER COMMON SHARE:
Basic	$1.21		$0.92
Diluted	$1.18		$0.88

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING:
Basic	122,802		120,721
Diluted	125,728		125,768

Cash dividends declared per share	$0.250		$0.250

(1) Column does not add due to rounding

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - UNAUDITED
(Dollars in thousands)

	August 3, 2013	July 28, 2012	February 2, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$134,765	$350,404	$345,214
Accounts receivable, net	84,956	53,704	34,625
Income taxes receivable	2,455	7,845	15,737
Inventories, net	1,275,215	1,134,594	1,096,186
Prepaid expenses and other current assets	109,146	67,071	73,838
Deferred income taxes	46,138	27,689	30,289
Total current assets	1,652,675	1,641,307	1,595,889

Property and equipment, net	937,310	817,427	840,135
Construction in progress - leased facilities	—	10,207	—
Intangible assets, net	97,858	75,061	98,903
Goodwill	200,594	200,594	200,594
Other assets:
Deferred income taxes	4,114	8,196	4,382
Other	126,920	110,148	147,904
Total other assets	131,034	118,344	152,286
TOTAL ASSETS	$3,019,471	$2,862,940	$2,887,807

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$598,263	$561,161	$507,247
Accrued expenses	295,010	275,158	269,900
Deferred revenue and other liabilities	111,101	101,437	146,362
Income taxes payable	12,777	—	68,746
Current portion of other long-term debt and leasing obligations	8,300	8,579	8,513
Total current liabilities	1,025,451	946,335	1,000,768
LONG-TERM LIABILITIES:
Other long-term debt and leasing obligations	6,360	14,407	7,762
Non-cash obligations for construction in progress - leased facilities	—	10,207	—
Deferred income taxes	8,449	—	7,413
Deferred revenue and other liabilities	314,756	279,927	284,540
Total long-term liabilities	329,565	304,541	299,715
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	981	959	981
Class B common stock	249	250	249
Additional paid-in capital	913,580	797,620	874,236
Retained earnings	1,030,108	1,013,087	911,704
Accumulated other comprehensive income	81	106	112
Treasury stock	(280,544)	(199,958)	(199,958)
Total stockholders’ equity	1,664,455	1,612,064	1,587,324
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,019,471	$2,862,940	$2,887,807

DICK’S SPORTING GOODS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(Dollars in thousands)

	26 Weeks Ended
	August 3, 2013	July 28, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$148,984	$110,820
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76,314	58,100
Impairment of available-for-sale investments	—	32,370
Deferred income taxes	(14,545)	(10,989)
Stock-based compensation	13,925	15,207
Excess tax benefit from exercise of stock options	(15,475)	(39,863)
Tax benefit from exercise of stock options	102	3,141
Other non-cash items	290	(84)
Changes in assets and liabilities:
Accounts receivable	(21,690)	(13,228)
Inventories	(179,029)	(119,597)
Prepaid expenses and other assets	(12,738)	(688)
Accounts payable	83,458	41,925
Accrued expenses	(15,561)	1,369
Income taxes payable / receivable	(27,212)	6,623
Deferred construction allowances	12,756	12,191
Deferred revenue and other liabilities	(44,173)	(30,317)
Net cash provided by operating activities	5,406	66,980
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(95,479)	(95,158)
Purchase of JJB Sports convertible notes and equity securities	—	(31,986)
Proceeds from sale of other assets	11,000	—
Deposits and purchases of other assets	(48,469)	(44,408)
Net cash used in investing activities	(132,948)	(171,552)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on other long-term debt and leasing obligations	(1,615)	(138,611)
Construction allowance receipts	—	—
Proceeds from exercise of stock options	22,736	44,939
Excess tax benefit from exercise of stock options	15,475	39,863
Minimum tax withholding requirements	(12,877)	(5,237)
Cash paid for treasury stock	(80,603)	(198,774)
Cash dividend paid to stockholders	(33,550)	(30,417)
Increase in bank overdraft	7,558	8,823
Net cash used in financing activities	(82,876)	(279,414)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(31)	(12)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(210,449)	(383,998)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	345,214	734,402
CASH AND CASH EQUIVALENTS, END OF PERIOD	$134,765	$350,404
Supplemental disclosure of cash flow information:
Construction in progress - leased facilities	$—	$10,207
Accrued property and equipment	$77,409	$35,213
Cash paid for interest	$1,091	$851
Cash paid for income taxes	$140,712	$92,375

Store Count and Square Footage

The stores that opened during the second quarter of 2013 are as follows:

DICK’S
Store	Market
Alliance, TX	Dallas
Dublin, CA	San Francisco
Petaluma, CA	Santa Rosa
Pensacola, FL	Pensacola
Chico, CA	Chico
Colonial Heights, VA	Richmond
Portage, MI	Kalamazoo

The following represents a reconciliation of beginning and ending stores and square footage for the periods indicated (1):

	Fiscal 2013			Fiscal 2012
	DICK'S Sporting Goods	Golf Galaxy	Total	DICK'S Sporting Goods	Golf Galaxy	Total
Beginning stores	518	81	599	480	81	561
Q1 New stores	2	—	2	6	—	6
Q2 New stores	7	—	7	4	—	4
Ending stores	527	81	608	490	81	571
Remodeled stores	—	—	—	—	—	—
Relocated stores	—	—	—	1	—	1

Square Footage:
(in millions)

	DICK'S Sporting Goods	Golf Galaxy	Total
Q1 2012	26.5	1.3	27.8
Q2 2012	26.7	1.3	28.0
Q3 2012	27.9	1.3	29.2
Q4 2012	28.2	1.4	29.6
Q1 2013	28.3	1.4	29.7
Q2 2013	28.7	1.4	30.1

 (1)  Store count and square footage amounts do not include the Company's True Runner stores.

Non-GAAP Financial Measures

In addition to reporting the Company’s financial results in accordance with generally accepted accounting principles (“GAAP”), the Company provides information regarding net income and earnings per diluted share adjusted for certain non-recurring, infrequent or unusual items; earnings before interest, taxes and depreciation, adjusted to exclude certain significant gains and losses (“adjusted EBITDA”) and a reconciliation from the Company’s gross capital expenditures, net of tenant allowances. These measures are considered non-GAAP and are not preferable to GAAP financial information; however, the Company believes this information provides additional measures of performance that the Company’s management, analysts and investors can use to compare core operating results between reporting periods. These non-GAAP measures are provided below and on the Company’s website at http://www.dickssportinggoods.com/investors.

Non-GAAP Net Income and Earnings Per Share Reconciliations:
(in thousands, except per share data):

	Fiscal 2013
	13 Weeks Ended August 3, 2013

	As Reported	Asset Impairment Charge	Non-GAAP Total
Net sales	$1,531,431	$—	$1,531,431
Cost of goods sold, including occupancy and distribution costs	1,052,101	—	1,052,101

GROSS PROFIT	479,330	—	479,330

Selling, general and administrative expenses	336,950	(7,881)	329,069
Pre-opening expenses	5,285	—	5,285

INCOME FROM OPERATIONS	137,095	7,881	144,976

Interest expense	716	—	716
Other income	(1,735)	—	(1,735)

INCOME BEFORE INCOME TAXES	138,114	7,881	145,995

Provision for income taxes	53,951	3,152	57,103

NET INCOME	$84,163	$4,729	$88,892

EARNINGS PER COMMON SHARE:
Basic	$0.68		$0.72
Diluted	$0.67		$0.71

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	122,901		122,901
Diluted	125,593		125,593

During the second quarter of 2013, the Company recorded a pre-tax $7.9 million non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to fair market value. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2013
	26 Weeks Ended August 3, 2013

	As Reported	Recovery of Previously Impaired Asset	Asset Impairment Charge	Non-GAAP Total
Net sales	$2,865,132	$—	$—	$2,865,132
Cost of goods sold, including occupancy and distribution costs	1,974,149	—	—	1,974,149

GROSS PROFIT	890,983	—	—	890,983

Selling, general and administrative expenses	649,658	—	(7,881)	641,777
Pre-opening expenses	6,614	—	—	6,614

INCOME FROM OPERATIONS	234,711	—	7,881	242,592

Interest expense	1,385	—	—	1,385
Other income	(7,940)	4,342	—	(3,598)

INCOME BEFORE INCOME TAXES	241,266	(4,342)	7,881	244,805

Provision for income taxes	92,282	—	3,152	95,434

NET INCOME	$148,984	$(4,342)	$4,729	$149,371

EARNINGS PER COMMON SHARE:
Basic	$1.21			$1.22
Diluted	$1.18			$1.19

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	122,802			122,802
Diluted	125,728			125,728

During the first quarter of 2013, the Company determined that it would recover $4.3 million of its investment in JJB Sports, which it had previously fully impaired.  There is no related tax expense as the Company reversed a portion of the deferred tax valuation allowance it had previously recorded for net capital loss carryforwards it did not expect to realize at the time its investment in JJB Sports was fully impaired. During the second quarter of 2013, the Company recorded a pre-tax $7.9 million non-cash impairment charge to reduce the carrying value of a corporate aircraft held for sale to fair market value. The provision for income taxes was calculated at 40%, which approximates the Company's blended tax rate.

	Fiscal 2012
	13 Weeks Ended July 28, 2012

	As Reported	Impairment of Investments	Non-GAAP Total
Net sales	$1,437,041	$—	$1,437,041
Cost of goods sold, including occupancy and distribution costs	989,261	—	989,261

GROSS PROFIT	447,780	—	447,780

Selling, general and administrative expenses	310,864	—	310,864
Pre-opening expenses	2,276	—	2,276

INCOME FROM OPERATIONS	134,640	—	134,640

Impairment of available-for-sale investments	32,370	(32,370)	—
Interest expense	1,000	—	1,000
Other expense	54	—	54

INCOME BEFORE INCOME TAXES	101,216	32,370	133,586

Provision for income taxes	47,553	4,734	52,287

NET INCOME	$53,663	$27,636	$81,299

EARNINGS PER COMMON SHARE:
Basic	$0.45		$0.68
Diluted	$0.43		$0.65

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	119,928		119,928
Diluted	124,533		124,533

During the second quarter of 2012, the Company fully impaired its investment in JJB Sports and recorded a pre-tax charge of $32.4 million. The Company recorded a deferred tax asset valuation allowance of approximately $7.9 million for a portion of the $32.4 million net capital loss carryforward that it expects not to realize as a result of the impairment of its investment in JJB Sports.

	Fiscal 2012
	26 Weeks Ended July 28, 2012

	As Reported	Impairment of Investments	Non-GAAP Total
Net sales	$2,718,745	$—	$2,718,745
Cost of goods sold, including occupancy and distribution costs	1,876,358	—	1,876,358

GROSS PROFIT	842,387	—	842,387

Selling, general and administrative expenses	606,995	—	606,995
Pre-opening expenses	5,017	—	5,017

INCOME FROM OPERATIONS	230,375	—	230,375

Impairment of available-for-sale investments	32,370	(32,370)	—
Interest expense	4,449	—	4,449
Other income	(1,811)	—	(1,811)

INCOME BEFORE INCOME TAXES	195,367	32,370	227,737

Provision for income taxes	84,547	4,734	89,281

NET INCOME	$110,820	$27,636	$138,456

EARNINGS PER COMMON SHARE:
Basic	$0.92		$1.15
Diluted	$0.88		$1.10

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	120,721		120,721
Diluted	125,768		125,768

During the second quarter of 2012, the Company fully impaired its investment in JJB Sports and recorded a pre-tax charge of $32.4 million. The Company recorded a deferred tax asset valuation allowance of approximately $7.9 million for a portion of the $32.4 million net capital loss carryforward that it expects not to realize as a result of the impairment of its investment in JJB Sports.

Adjusted EBITDA

Adjusted EBITDA should not be considered as an alternative to net income or any other generally accepted accounting principles measure of performance or liquidity.  Adjusted EBITDA, as the Company has calculated it, may not be comparable to similarly titled measures reported by other companies.  Adjusted EBITDA is a key metric used by the Company that provides a measurement of profitability that eliminates the effect of changes resulting from financing decisions, tax regulations and capital investments.

	13 Weeks Ended
	August 3, 2013	July 28, 2012
	(dollars in thousands)
Net income	$84,163	$53,663
Provision for income taxes	53,951	47,553
Interest expense	716	1,000
Depreciation and amortization	43,506	30,444
EBITDA	$182,336	$132,660
Add: Impairment of available-for-sale investments	—	32,370
Adjusted EBITDA, as defined	$182,336	$165,030

% increase in adjusted EBITDA	10%

	26 Weeks Ended
	August 3, 2013	July 28, 2012
	(dollars in thousands)
Net income	$148,984	$110,820
Provision for income taxes	92,282	84,547
Interest expense	1,385	4,449
Depreciation and amortization	76,314	58,100
EBITDA	$318,965	$257,916
Add: Impairment of available-for-sale investments	—	32,370
Less: Recovery of previously impaired asset	(4,342)	—
Adjusted EBITDA, as defined	$314,623	$290,286

% increase in adjusted EBITDA	8%

Reconciliation of Gross Capital Expenditures to Net Capital Expenditures

The following table represents a reconciliation of the Company’s gross capital expenditures to its capital expenditures, net of tenant allowances.

	26 Weeks Ended
	August 3, 2013	July 28, 2012
	(dollars in thousands)
Gross capital expenditures	$(95,479)	$(95,158)
Proceeds from sale-leaseback transactions	—	—
Deferred construction allowances	12,756	12,191
Construction allowance receipts	—	—
Net capital expenditures	$(82,723)	$(82,967)